Exhibit 99.1

Micronet Enertec Reports First Quarter 2017 Financial Results

Conference call scheduled for today, May 22 at 9:00 AM ET

Montvale, NJ, May 22, 2017 -Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the Aerospace and Defense markets, today announced financial results for the first quarter ended March 31, 2017.

“During the first quarter of 2017, we were awarded contracts for our combined businesses totaling $5.6 million, most of which is scheduled for fulfillment in the second, third and fourth quarters of 2017. Although our revenues declined in the first quarter compared to the same period in 2016, we expect more favorable revenue levels for the balance of 2017 as we deliver on the purchase orders received during the first quarter and book the associated sales. The decrease in sales during the first quarter of 2017 is mainly due to a delay in the Company’s Micronet subsidiary’s new product line.

Micronet had a backlog of $7.3 million as of March 31, 2017 and $9.3 million as of May 15, 2017. Our combined backlog also remains strong at $15.4 million as of March 31, 2017,” stated David Lucatz, Chief Executive Officer of Micronet Enertec Technologies.

First Quarter 2017 Review

●	Total revenue decreased 19% to $5.3 million for the first quarter of 2017, as compared to $6.5 million in the first quarter of 2016. Revenues increased by 25% on a sequential quarter-over-quarter basis.

●	Gross profit margin was 13%, as compared to 32% in the first quarter of 2016. The decrease in overall gross margin was related to an increase in cost associated with the introduction of a new line of products at Micronet and engaging in strategic contracts with lower profitability at the Company’s Enertec subsidiary.

●	Research and development (R&D) expense for the first quarter of 2017 was $533,000, or 10% of sales, compared to $700,000, or 11% of sales, in the first quarter of 2016.

●	Selling, General and Administrative (SG&A) expense increased by $516,000 to $2.0 million, or 38% of sales, as compared to $1.5 million, or 23% of sales, in the first quarter of 2016.

●	Net loss attributable to Micronet Enertec Technologies, Inc. for the first quarter of 2017 was $1,612,000, or ($0.25) per basic and diluted share, as compared to a net loss of $339,000, or ($0.06) per basic and diluted share, for the first quarter of 2016. Non-GAAP net loss for the quarter was $1,448,000 or ($0.23) per basic and diluted share, as compared to $116,000, or ($0.02) per basic and diluted share, for the first quarter of 2016. A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

●	The Company reported a loss from continuing operations of $2,091,000 for the first quarter of 2017, as compared to an operating loss of $343,000 in the first quarter of 2016.

●	At March 31, 2017, the Company reported cash totaling $7.1 million and working capital of $6.6 million.

Recent Developments

During the first quarter of 2017 Enertec received numerous purchase orders from global Aerospace & Defense contractors. These include:

●	$250,000 continuous order for a mobile command and control center for use in rugged and difficult terrains for the control and monitoring of advanced weapons systems.

●	$470,000 order for the development of a computer-based test and simulation system to ensure the combat readiness of a critical missile system.

●	$500,000 in orders for the development of a rugged diagnosis and simulation system for Unmanned Aerial Vehicles (UAVs).

●	$460,000 continuous order for the development of a diagnosis and simulation system for a specific missile system; and

●	$1,000,000 in contracts for the development and production of advanced automated testing equipment used to automatically diagnose and test faults in integrated circuits, chips, wafers and other electronic components used for mission-critical Aerospace and Defense applications.

Micronet also received multiple substantial orders during the first quarter of 2017 including:

●	$800,000 order for the all-in-one TREQ®-317 rugged Android tablet from a leading American school bus fleet management solutions provider; and

●	$2,100,000 order from a current customer for the TREQ®-317.

Following the end of quarter, in May, Micronet received a purchase order from a current customer valued at $1,060,000 for its recently released TREQr5 product from a leading fleet management solutions provider.

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Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the first quarter ended March 31, 2017. The conference call number for U.S. based callers is (888) 281-1167. Callers from outside of the U.S. should dial 972-3-918-0644.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:

http://www.veidan-stream.com/?con=Micronet_Enertec_Technologies_Q1_2017_Results

A telephone replay of the call will be available for two weeks at: 1-888-782-4291, outside of the U.S.: 972-3-3-925-5921.

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest. Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding our expectation that we will have more favorable revenue levels for the balance of 2017 as we deliver on the purchase orders received during the first quarter and book the associated sales and the timing and expected benefits from our spinoff of the Aerospace and Defense division, including whether such spinoff will be completed. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@micronet-enertec.com

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,465	$668
Restricted cash	4,625	4,488
Marketable securities	-	2,978
Trade accounts receivable, net	12,297	11,558
Inventories	5,646	5,758
Other accounts receivable	853	319
Total current assets	25,886	25,769

Property and equipment, net	1,700	1,641
Intangible assets and others, net	2,707	2,961
Long term deposit	83	86
Goodwill	1,466	1,466
Total long term assets	5,956	6,154
Total assets	$31,842	$31,923

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	March 31, 2017	December 31, 2016
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$9,947	$9,993
Short term credit from others and current portion of long term loans from others	3,416	3,114
Trade accounts payable	3,684	4,130
Other accounts payable	2,197	2,383
Total current liabilities	19,244	19,620

Long term loans from banks	1,157	1,093
Long term loans from others	-	188
Accrued severance pay, net	32	57
Deferred tax liabilities, net	4	7
Total long term liabilities	1,193	1,345

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 6,490,660 and 6,385,092 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively.	6	6
Additional paid in capital	8,911	8,748
Accumulated other comprehensive income (loss)	(167)	11
Accumulated loss	(3,602)	(1,990)
Micronet Enertec stockholders' equity	5,148	6,775

Non-controlling interests	6,257	4,183

Total equity	11,405	10,958

Total liabilities and equity	$31,842	$31,923

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Three months ended March 31,
	2017	2016

Revenues	$5,259	$6,482
Cost of revenues	4,572	4,403
Gross profit	687	2,079
Operating expenses:
Research and development	533	700
Selling and marketing	546	358
General and administrative	1,464	1,136
Amortization of intangible assets	235	228
Total operating expenses	2,778	2,422

Loss from operations	(2,091)	(343)
Financial expenses, net	138	130
Loss before provision for income taxes	(2,229)	(473)
Provision for income taxes	(73)	(31)

Net loss	(2,302)	(504)
Net loss attributable to non-controlling interests	(690)	(165)

Net loss attributable to Micronet Enertec Technologies, Inc.	(1,612)	(339)

Loss per share attributable to Micronet Enertec Technologies, Inc.
Basic	$(0.25)	$(0.06)

Weighted average common shares outstanding:
Basic	6,430,762	5,865,221

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Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to our acquisition of Micronet in 2012 and the Vehicle Business of Beijer in 2014. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation - Stock based compensation consists of share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net loss attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net loss per diluted share attributable to Micronet Enertec:

	Three months ended March 31,
	(Dollars in Thousands, other than share and per share amounts)
	2017	2016
GAAP net loss attributable to Micronet Enertec	$(1,612)	$(339)
Amortization of acquired intangible assets	132	143
Stock-based compensation and shares issued to service providers	33	82
Income tax-effect of above non-GAAP adjustments	(1)	(2)
Total Non-GAAP net loss attributable to Micronet Enertec	$(1,448)	$(116)
Non-GAAP net loss per share attributable to Micronet Enertec	$(0.23)	$(0.02)
Shares used in per share calculations	6,430,762	5,865,221
GAAP net loss per share attributable to Micronet Enertec	$(0.25)	$(0.06)
Shares used in per share calculations	6,430,762	5,865,221

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